Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Molson Coors Beverage Company of our report dated February 18, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Molson Coors Beverage Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

August 5, 2025